As filed with the Securities and Exchange Commission on July 14, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KKR & Co. L.P.

(Exact name of registrant as specified in its charter)

Delaware	26-0426107
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

9 West 57th Street, Suite 4200, New York, New York	100019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-165414

Securities to be registered pursuant to Section 12(g) of the Act:

Common Units

(Title of Class)

Item 1.                    Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests (the “Common Units”) of KKR & Co. L.P. (the “Registrant”) is contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-165414) relating to the Common Units, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Common Units contained in the Prospectus under the headings “Conflicts of Interest and Fiduciary Responsibilities,” “Description of Our Common Units” and “Description of Our Limited Partnership Agreement” is hereby incorporated by reference into this Form 8-A.

Item 2.                    Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KKR & Co. L.P.
By: KKR Management LLC, its general partner

Date: July 14, 2010	By:	/s/ David J. Sorkin
	Name:	David J. Sorkin
	Title:	General Counsel